Exhibit 32

                   CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of LIGHTEN UP ENTERPRISES INTERNATIONAL, INC. (the "Registrant") on Form 10-QSB for its third quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Gary C. Lewis, CEO, President, and Chairman of the Board of the Registrant, and Mary E. Ross, Secretary/Treasurer and a director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

          LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.



Dated: November 8, 2004                /s/ Gary C. Lewis
                                       -------------------------------
                                       Gary C. Lewis,
                                       CEO, President, and Chairman of the
                                       Board




          LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.



Dated:  November 8, 2004               /s/ Mary E. Ross
                                       -------------------------------
                                       Mary E. Ross
                                       Secretary/Treasurer and Director